                                                                    EXHIBIT 99.4


                         Report of Independent Auditors


The Board of Directors and Stockholders
Cadabra Inc.


   We have audited the accompanying balance sheet of Cadabra Inc. as of December 31, 1999, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cadabra Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.


                                      /s/ Ernst & Young LLP

Los Angeles, California
January 31, 2000

                                  Cadabra Inc.

                 (formerly Tesserae Information Systems, Inc.)


                                  Balance Sheet

                                                                                          December 31,
                                                                                              1999
                                                                                       -------------------
                                                  Assets
Current assets:
  Cash and cash equivalents...........................................................       $  5,018,000
  Accounts receivable.................................................................             52,000
  Prepaid expenses....................................................................            110,000
                                                                                             ------------
Total current assets..................................................................          5,180,000
Property and equipment, net...........................................................            443,000
Other assets..........................................................................            101,000
                                                                                             ------------
Total assets..........................................................................       $  5,724,000
                                                                                             ------------
                                  LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable....................................................................       $    517,000
  Accrued expenses....................................................................            193,000
                                                                                             ------------
Total current liabilities.............................................................            710,000
Commitments
Series B Convertible and Redeemable Preferred Stock, no par value, liquidation preference of $8.37 per share (aggregate liquidation preference of $12,000,000),
  1,450,000 shares authorized, 1,432,948 shares issued and
  outstanding at December 31, 1999....................................................          7,704,000
Stockholders' deficit:
  Series A Convertible Preferred Stock, no par value, liquidation preference of $1.00 per share, 1,550,000 shares authorized, 1,537,966 shares issued and
     outstanding at December 31, 1999.................................................          1,498,000
  Common stock, no par value, authorized--40,000,000 shares; issued and
     outstanding--3,636,750 shares at December 31, 1999...............................         15,500,000
  Deferred compensation, net..........................................................        (11,446,000)
  Accumulated deficit.................................................................         (8,242,000)
                                                                                             ------------
Total stockholders' deficit...........................................................         (2,690,000)
                                                                                             ------------
Total liabilities and stockholders' deficit...........................................       $  5,724,000
                                                                                             ============

See accompanying notes.

                                  Cadabra Inc.
                 (formerly Tesserae Information Systems, Inc.)


                             Statement of Operations

                                                                      Year ended
                                                                     December 31,
                                                                         1999
                                                                  ------------------
Revenue:
  License revenue....................................                $    37,000
  Advertising revenue................................                     11,000
                                                                     -----------
                                                                          48,000
Cost of advertising revenue..........................                    108,000
                                                                     -----------
                                                                         (60,000)
Operating expenses:
  Marketing and sales................................                    499,000
  General and administrative.........................                  1,224,000
  Product development................................                  2,078,000
  Amortization of deferred compensation..............                  3,420,000
                                                                     -----------
Loss from operations.................................                 (7,281,000)
Other income:
  Government grant...................................                    580,000
  Interest income....................................                    202,000
                                                                     -----------
Net loss before income taxes.........................                 (6,499,000)
Income taxes.........................................                      1,000
                                                                     -----------
Net loss.............................................                $(6,500,000)
                                                                     ===========

See accompanying notes.

                                  Cadabra Inc.
                 (formerly Tesserae Information Systems, Inc.)

                       Statement of Stockholders' Deficit

                                                     Series A
                                                    Convertible
                                                  Preferred Stock           Common Stock           Deferred      Accumulated
                                               Shares       Amount      Shares       Amount      Compensation      Deficit
Balance at December 31, 1998.............     1,537,966   $1,498,000  3,000,000   $ 1,316,000   $   (762,000)   $  (984,000)
  Issuance of Common Stock...............            --           --    636,750        80,000             --             --
  Stock option compensation..............            --           --         --    14,104,000    (14,104,000)            --
  Amortization of deferred compensation..            --           --         --            --      3,420,000             --
  Accretion on Preferred Stock...........            --           --         --            --             --       (758,000)
  Net loss...............................            --           --         --            --             --     (6,500,000)
                                              ---------  -----------  ---------   -----------   ------------    -----------
Balance at December 31, 1999.............     1,537,966   $1,498,000  3,636,750   $15,500,000   $(11,446,000)   $(8,242,000)
                                              =========  ===========  =========   ===========   ============    ===========

                                                   Total
Balance at December 31, 1998.............       $ 1,068,000
  Issuance of Common Stock...............            80,000
  Stock option compensation..............                --
  Amortization of deferred compensation..         3,420,000
  Accretion on Preferred Stock...........          (758,000)
  Net loss...............................        (6,500,000)
                                                -----------
Balance at December 31, 1999.............       $(2,690,000)
                                                ===========

See accompanying notes.

                                  Cadabra Inc.
                 (formerly Tesserae Information Systems, Inc.)

                             Statement of Cash Flows

                                                                                     Year ended
                                                                                    December 31,
                                                                                        1999
                                                                                 ------------------
Cash flow from operating activities
Net loss................................................................               $(6,500,000)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.........................................                   132,000
  Amortization of deferred compensation.................................                 3,420,000
  Changes in operating assets and liabilities:
     Accounts receivable................................................                   306,000
     Prepaid expenses...................................................                   (94,000)
     Other assets.......................................................                  (100,000)
     Accounts payable...................................................                   493,000
     Accrued expenses...................................................                   193,000
     Deferred revenue...................................................                   (95,000)
                                                                                       -----------
Net cash used in operating activities...................................                (2,245,000)
Cash flow from investing activities
Purchase of property and equipment......................................                  (505,000)
                                                                                       -----------
Net cash used in investing activities...................................                  (505,000)
Cash flow from financing activities
Proceeds from the issuance of preferred stock, net......................                 6,946,000
Proceeds from the issuance of common stock..............................                    80,000
Repayment of bank borrowings............................................                   (62,000)
                                                                                       -----------
Net cash provided by financing activities...............................                 6,964,000
                                                                                       -----------
Net increase in cash and cash equivalents...............................                 4,214,000
Cash and cash equivalents at beginning of year..........................                   804,000
                                                                                       -----------
Cash and cash equivalents at end of year................................               $ 5,018,000
                                                                                       ===========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
     Interest...........................................................               $        --
                                                                                       ===========
     Income taxes.......................................................               $     1,000
                                                                                       ===========

See accompanying notes.

                                  Cadabra Inc.
                 (formerly Tesserae Information Systems, Inc.)


                          Notes to Financial Statements

                                December 31, 1999


1. Nature of Business and Significant Accounting Policies


Nature of Business

   Cadabra Inc. (the Company), formerly Tesserae Information Systems, Inc., was incorporated on June 13, 1996 in the state of California. The Company was engaged in the business of developing software for the integration of structured databases into meta-databases. The Company's revenue through December 31, 1999 consisted principally of amounts earned under a government grant. In 1999, the Company began developing Web-based software which can be used for consumer comparison shopping through its Web site and through syndicated private-label versions of the shopping site for its customers.

Acquisition by GoTo.com

   On January 31, 2000, the Company was acquired by GoTo.com, Inc. (GoTo). Pursuant to the Agreement and Plan of Reorganization, GoTo acquired all of the outstanding shares of capital stock and assumed all outstanding options to acquire capital stock of the Company, for $8 million in cash and 3,283,672 shares of GoTo common stock.

Estimates and Assumptions

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses in the financial statements and accompanying notes. Actual results could differ from those estimates.

License Revenue

   The Company accounts for software license revenue in accordance with the American Institute of Certified Public Accountants Statement of Position 97-2, "Software Revenue Recognition." The Company recognizes revenue from sales of software licenses to end users upon obtaining persuasive evidence of an arrangement, delivery of the software to a customer, determination that collection of a fixed or determinable license fee is considered probable, and there are no remaining commitments or contingencies.

Cost of Advertising Revenue

   Cost of revenue consists of the cost of serving the Company's Web site including salaries and depreciation of Web site equipment.

Product Development

   Product development expenses consist primarily of costs incurred under the NIST grant to develop software for the integration of structured databases into meta-databases, which the Company initially intended to license. Costs incurred under the NIST grant have been expensed in accordance with certain requirements of Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed."

   In 1999, the Company changed its business strategy and applied previously developed technology to a Web-based application which can be used for consumer comparison shopping. Cost incurred in developing a Web-based solution have been expensed as incurred in accordance with Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). SOP 98-1 requires that costs incurred in the preliminary project and post-implementation stages of an internal use software project be expensed as incurred and that certain costs incurred in the application development stage of a project be capitalized.

   Product development expenses include compensation and related expenses and overhead costs incurred related to the product development efforts.

Government Grant

   In 1997, the Company was awarded a federal grant from the National Institute of Standards and Technology (NIST) that provided funding over a three-year period.

   The Company recognizes amounts received from government grants as expenses are incurred based on the reimbursement percentage specified in the grant agreement (generally 47% of allowable cost incurred). Reimbursements are requested (and received) on a monthly basis through the end of the contract period (December 31, 1999). During 1999, the Company recorded amounts of $580,000 under the program under other income.

Property and Equipment

   Property and equipment are recorded at cost and depreciated using the straight-line method over estimated useful lives of three to five years. Leasehold improvements are recorded at cost and amortized using the straight-line method over the shorter of the term of the related lease or estimated useful lives of the assets.

Income Taxes

   Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary.

Cash and Cash Equivalents

   The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

Concentrations of Credit Risk

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash accounts with one financial institution. Cash balances at this financial institution are in excess of the $100,000 Federal Deposit Insurance Corporation insurable limit. Approximately 73% of accounts receivable at December 31, 1999 consist of balances due from a federal government agency. Management believes all balances are collectible and no allowance for potential credit losses is necessary.

Accounting for Stock-Based Compensation

   Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), requires that stock awards granted subsequent to January 1, 1995, be recognized as compensation expense based on their fair value at the date of grant. Alternatively, a company may account for granted stock awards under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (APB No. 25) and disclose pro forma income amounts which would have resulted from recognizing such awards at their fair value. The Company has elected to account for stock-based compensation expense under APB No. 25 and make the required pro forma disclosures for compensation expense.

Long-Lived Assets

     The Company accounts for long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS No. 121). The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company.

2. Related Party Transactions

   Revenue includes $25,000 earned under a software development agreement between the Company and a Series A Preferred stockholder. This amount is included in license revenues in the statement of operations.

   The Company incurred approximately $112,000 in advertising expenses for advertising on GoTo's Website. This amount is included in marketing and sales expense in the statement of operations.

3. Property and Equipment

   Property and equipment consists of the following:

               Computer hardware.....................................................            $ 380,000
               Computer software.....................................................               95,000
               Office furniture and equipment........................................              125,000
               Leasehold improvements................................................                5,000
                                                                                                 ---------
                                                                                                   605,000
               Less accumulated depreciation and amortization........................             (162,000)
                                                                                                 ---------
                                                                                                 $ 443,000
                                                                                                 =========

4. Stockholders' Deficit

     During March 1999, the Company's Board of Directors approved a two for one stock split of all common and Preferred Stock. All share amounts reported in these financial statements and accompanying notes have been adjusted to reflect this stock split. The Board of Directors also approved an amendment to the Company's Articles of Incorporation to authorize the issuance of 40,000,000 shares of common stock and 3,000,000 shares of convertible Preferred Stock, 1,550,000 of which were designated Series A Preferred Stock and 1,450,000 of which were designated Series B Preferred Stock. The Board of Directors also authorized 2,750,000 shares of common stock to be reserved for issuance under its stock option plan.

     Holders of Series A Preferred Stock have voting rights equal to the number of shares of common stock into which such shares may be converted. Holders of Series A Preferred Stock are entitled when, and if declared by the Board of Directors, to dividends at stated dividend rates per annum, payable in preference and priority to any payment of dividends on common stock. Dividends are noncumulative and no dividends have been declared as of December 31, 1999. Series A Preferred Stock has liquidation preferences of an amount per share equal to the original issuance price ($1.00 per share at December 31, 1999), plus any declared but unpaid dividends. At the option of the holder, each share of Series A Preferred Stock is convertible into shares of common stock by the conversion price in effect at the time of conversion ($1.00 per share at December 31, 1999), subject to adjustment for antidilution. Series A Preferred Stock will automatically convert into shares of common stock immediately prior to the closing of an underwritten public offering of common stock under the Securities Act of 1933, in which the Company receives proceeds of at least $15,000,000 at a minimum price of $8.375 per share, subject to adjustment for dilution. In addition, each series of Preferred Stock will automatically convert upon the approval for conversion by written consent of the holders of two-thirds of the outstanding shares within a series. Subsequent to year end, all Series A Preferred Stock was converted to GoTo common stock as discussed in Note 1.

5. Series B Redeemable Preferred Stock

   During March 1999, 1,432,948 shares of Series B Preferred Stock were sold. The sale of shares included the transfer of rights to the Company to sell certain software licensed from a Series B Preferred stockholder for an agreed upon value of $5,000,000. This transfer was accounted for as a non-monetary transfer of assets from a principal shareholder, at historical cost, in accordance with the Staff Accounting Bulletin No. 48. Net proceeds from the sale of shares, excluding the contract value of the license rights, of $6,946,000 was recorded.

   The Company is required to redeem all outstanding shares of Series B Preferred Stock upon receiving, at any time after five years from the original Series B Preferred Stock issuance date, a written notice from the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock. Upon receipt of the written notice, the Company will redeem at least 25% of the Series B Preferred Stock shares outstanding each calendar quarter until all Series B Preferred Stock shares are redeemed. The redemption price is equal to the original issuance price of the Series B Preferred Stock shares plus any declared but unpaid dividends. At December 31, 1999 the aggregate redemption amount is $12 million. Through December 31, 1999, $758,000, representing the pro rata portion of the redemption price, has been accreted to the carrying value of the Series B Preferred Stock.

   Holders of Series B Preferred Stock have voting rights equal to the number of shares of common stock into which such shares may be converted. Holders of Series B Preferred Stock are entitled when, and if declared by the Board of Directors, to dividends at stated dividend rates per annum, payable in preference and priority to any payment of dividends on common stock. Dividends are noncumulative and no dividends have been declared as of December 31, 1999. Series B Preferred Stock has liquidation preferences of an amount per share equal to the original issuance price for each series of Preferred Stock ($8.37 per share at December 31, 1999), plus any declared but unpaid dividends. At the option of the holder, each share of Series B Preferred Stock is convertible into shares of common stock by the conversion price in effect at the time of conversion ($8.37 per share at December 31, 1999), subject to adjustment for antidilution. Series B Preferred Stock will automatically convert into shares of common stock immediately prior to the closing of an underwritten public offering of common stock under the Securities Act of 1933, in which the Company receives proceeds of at least $15,000,000 at a minimum price of $8.37 per share, subject to adjustment for dilution. In addition, each series of Preferred Stock will automatically convert upon the approval for conversion by written consent of the holders of two-thirds of the outstanding shares within a series. Subsequent to year end, all Series B Preferred Stock was converted to GoTo common stock as discussed in Note 1.

6. Stock Option Plan

   The Company has a stock option plan (the Plan) under which the Board of Directors may grant incentive stock options to employees and non-qualified stock options to employees, directors, and consultants. The Company has reserved 2,750,000 shares of common stock for issuance under the Plan.

   Incentive and non-qualified stock options may be granted at a price not less than fair market value (as determined by the Board of Directors) and 85% of the fair market value, respectively (110% of fair value to holders of 10% or more of voting stock). Options are exercisable over periods not to exceed ten years (five years for incentive stock options granted to holders of 10% or more of the voting stock) from the date of grant. The Plan gives the Board of Directors the discretion to determine when options granted will become exercisable. All granted options vest 25% at the end of one year of service and ratably over the following thirty-six months. The Company has the right to repurchase unvested shares issued under the Plan, and retains the right of first refusal to repurchase vested shares offered for sale to a third party.

Stock option activity is as follows:

                                                                          Weighted
                                                             Stock        Average
                                                            Options    Exercise Price
                                                          -----------  --------------
            Options outstanding at December 31, 1998....      593,500      $ 0.10
              Granted...................................      656,000        0.64
              Exercised.................................     (636,750)       0.20
              Forfeited.................................     (143,750)      (0.10)
                                                             --------
            Options outstanding at December 31, 1999....      469,000      $ 0.72
                                                             ========

   The following table summarizes information regarding options outstanding and options exercisable:

                                              Weighted
                                              Average
                                             Remaining
      Range of Exercise          Options    Contractual        Weighted Average     Options    Weighted Average
            Prices             Outstanding      Life            Exercise Price    Exercisable   Exercise Price
      -------------------     ------------- -------------      ----------------   -----------  -----------------
        $0.10 -- $37.17          469,000          9.6                $0.72          469,000           $0.72

   As of December 31, 1999, there were 1,644,250 shares available for future grant under the Plan. Subsequent to year end, all of the outstanding options were assumed by GoTo as discussed in Note 1.


   The Company applies APB No. 25 and related interpretations in accounting for its Plan. Accordingly, compensation cost has been recognized for the difference between the deemed fair value of the stock over the exercise price of the stock options granted to employees. During 1999, the Company recorded $14,104,000 as additional-paid-in capital and deferred compensation (as a separate component of stockholders' deficit) for the activity under the Plan involving employee stock options. The Company recognized $3,420,000 of the deferred compensation as expense for the year ended December 31, 1999. Amounts recorded as deferred compensation are amortized to expense using a graded methodology over the vesting period.


   Under SFAS No. 123, the pro forma net loss would have been $7,354,000 for the year ended December 31, 1999. For purposes of determining the pro forma net loss under SFAS No. 123, the fair value of the options granted to employees was estimated using the Black-Scholes model, with the following assumptions: no dividend yield, a risk-free interest rate of 4.9%, volatility of 0.80, and an expected life of four years. The weighted average fair value of the stock options granted was $19.66 at December 31, 1999.


   Applying SFAS No. 123 in the pro forma disclosure may not be representative of the effects on pro forma net loss for future years as options vest over several years.


7. Income Taxes


   At December 31, 1999, the Company has federal and state of California net operating loss carryforwards of approximately $3,226,000, which expire beginning 2005 through 2019. Deferred income tax assets of approximately $1,285,000 relating primarily to these net operating losses have been fully reserved, as their ultimate realization is uncertain.


8. Lease Commitments


   The Company leases office facilities under an operating lease in which the Company is responsible for maintaining liability insurance and paying certain allocable operating expenses. Rent expense for 1999 was $248,000. Subsequent to year end, the Company entered into a non-cancellable operating lease for new facilities which expires in July 2002. In connection with the new lease the Company is required to maintain a security deposit of $111,000.

   Aggregate future minimum rental payments required under all leases are as follows:

               2000...............................      $  476,000
               2001...............................         530,000
               2002...............................         313,000
                                                        ----------
                                                        $1,319,000
                                                        ==========